UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 9, 2005

iPass Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-50327	93-1214598

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3800 Bridge Parkway, Redwood Shores, California (Address of principal executive offices)	94065 (Zip Code)
(650) 232-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EXHIBIT 10.22
EXHIBIT 99.1

Item 1.01. Entry into a Material Definitive Agreement.
     On December 9, 2005, iPass Inc., a Delaware corporation (“iPass”), GoRemote Internet Communications, Inc., a Delaware corporation (“GoRemote”), Keystone Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of iPass (“Merger Sub”), entered into an Agreement of Merger (the “Merger Agreement”), pursuant to which, subject to the satisfaction or waiver of the conditions therein, Merger Sub will merge with and into GoRemote (the “Merger”).
     Upon the consummation of the Merger, (1) GoRemote will become a wholly owned subsidiary of iPass, (2) each share of GoRemote Common Stock outstanding immediately prior to the Effective Time will be converted into the right to receive $1.71 in cash, without interest and (3) each share of GoRemote Series A Preferred Stock outstanding immediately prior to the Effective Time will be converted into the right to receive $3.37 in cash, without interest. Options to acquire GoRemote common stock outstanding immediately prior to the consummation of the Merger will, upon consummation of the Merger, be (A) converted into options to acquire shares of iPass common stock based on formulas contained in the Merger Agreement and assumed by iPass in accordance with the terms of the Merger Agreement or (B) replaced in substitution by iPass issuing reasonably equivalent replacement stock options with similar exercisability, vesting and vesting acceleration terms. In addition, as of the Effective Time, each outstanding warrant to purchase shares of GoRemote Series A Preferred Stock, will be converted into the right to receive a cash amount equal to the Warrant Consideration (as defined in the Merger Agreement) for each share of GoRemote Series A Preferred Stock then subject to the warrant.
     The transaction is conditioned upon (1) clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other regulatory approvals, (2) approval of the Merger and adoption of the Merger Agreement by GoRemote stockholders, (3) GoRemote’s filing with the SEC of its Annual Report on Form 10-K for its fiscal year ended October 31, 2005 and (4) other closing conditions specified in the Merger Agreement.
     In connection with the Merger, iPass entered into voting agreements in favor of iPass with certain directors, officers and stockholders of GoRemote who own in the aggregate approximately 17.6% of GoRemote’s outstanding shares.
     The Merger Agreement has been filed as an exhibit to this Form 8-K and the summary of its terms are included in this Form 8-K to provide you with information regarding the terms of the agreement and is not intended to modify or supplement any factual disclosures about iPass or GoRemote in iPass’ public reports filed with the SEC. In particular, the Merger Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to iPass and GoRemote. The representations and warranties have been negotiated with the principal purpose of establishing the circumstances in which a party may have the right not to close the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocates risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders.
     The foregoing description of the Merger Agreement does not purport to be complete, and is qualified in its entirety by reference to such agreement, a copy of which is filed as Exhibit 10.22 hereto and is incorporated herein by reference. In connection with the Merger, iPass and GoRemote issued a joint press release, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

10.22	Agreement of Merger among iPass Inc., Keystone Acquisition Sub, Inc. and GoRemote Internet Communications, Inc. dated December 9, 2005.*

99.1	Press Release issued jointly by iPass Inc. and GoRemote Internet Communications, Inc. dated December 12, 2005.

*	ALL SCHEDULES AND EXHIBITS (OTHER THAN EXHIBIT A) TO THE AGREEMENT OF MERGER HAVE BEEN OMITTED. COPIES OF SUCH SCHEDULES AND EXHIBITS WILL BE FURNISHED SUPPLEMENTALLY TO THE SEC UPON REQUEST.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPass Inc.
By:	/s/ Bruce K. Posey
	Name:	Bruce K. Posey
	Title:	Senior Vice President, General Counsel and Secretary

Dated: December 12, 2005

Exhibit Index

Exhibit No.	Description

10.22	Agreement of Merger among iPass Inc., Keystone Acquisition Sub, Inc. and GoRemote Internet Communications, Inc. dated December 9, 2005.*

99.1	Press Release issued jointly by iPass Inc. and GoRemote Internet Communications, Inc. dated December 12, 2005.

*	ALL SCHEDULES AND EXHIBITS (OTHER THAN EXHIBIT A) TO THE AGREEMENT OF MERGER HAVE BEEN OMITTED. COPIES OF SUCH SCHEDULES AND EXHIBITS WILL BE FURNISHED SUPPLEMENTALLY TO THE SEC UPON REQUEST.